SEVERANCE AGREEMENT, MUTUAL RELEASE
                             AND PROMOTION AGREEMENT

          This Severance Agreement, Mutual Release and Promotion Agreement ("Agreement") is made and entered into by and between Dr. Ed Staples ("Staples") and Electronic Sensor Technology, Inc., a Nevada corporation (together with its subsidiaries, collectively, "EST").

                                    RECITALS

          A. Staples is an employee of EST, the chief science officer of EST (the "Office") and a director of EST ("Director").

          B. Concurrent with the execution and delivery of this agreement, Staples will voluntarily resign (i) his employment with EST, (ii) from the Office and (iii) as a Director (collectively, the "Resignations").

          C. EST desires to retain Staples, and Staples desires to be retained, to promote EST and its products.

          D. Staples and EST desire to settle fully and finally any and all issues, claims, causes of action, concerns, and differences between them.

                                      TERMS

          NOW, THEREFORE, IN CONSIDERATION of the covenants and promises herein contained and other good and valuable consideration, and to avoid unnecessary litigation, it is agreed by and between the parties as follows:

          1. EST and Staples agree that the Resignations shall become effective at 5:00 p.m., Los Angeles time, on date upon which Staples executes and delivers this Agreement.
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          2. Upon the expiration of all periods of consideration and revocation required by the Age Discrimination in Employment Act of 1967, 29 U.S.C. Sections 621, et seq. (the "Effective Date"), EST will commence paying Staples nine (9) months of Staples' salary, a total of One Hundred Sixteen Thousand Three Hundred Twenty Four Dollars and Fifty Two Cents ($116,324.52), which payment shall, subject to compliance with the terms and conditions of this Agreement, be payable in eighteen (18) equal biweekly payments in accordance with EST's current payroll schedule and practices. In addition, for the twelve (12) month period following the Effective Date, EST shall reimburse Staples for the premiums paid by Staples in securing major medical insurance for Staples and his immediate family pursuant to the Consolidated Omnibus Budget Reconciliation Act, provided that such insurance coverage does not exceed the insurance coverage presently maintained by Staples through EST's group policy (the "COBRA Reimbursements").

          3. Staples agrees not to file any claim or seek to pursue any claims which Staples has or claims to have against EST, its officers, its directors or its shareholders (the "EST Parties") regarding events that have occurred as of or prior to the date of this Agreement, including, but not limited to, any and all claims against the EST Parties related or in any manner incidental to Staples' s employment with EST, or the cessation of his employment therefrom, or any discrimination or harassment he may claim to have encountered in connection therewith.

          4. Staples represents that he has not filed any complaints, claims, or actions against the EST Parties with any state, federal, or local agency or court, and that, unless fails to perform its obligations under this Agreement, he will not do so at any time hereafter and that if any agency or court assumes jurisdiction of any complaint, claim, or action against any EST

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

Party on behalf of Staples, he will direct that agency or court to withdraw from or dismiss with prejudice the matter.

          5. Concurrent with the execution of this Agreement, Staples agrees to return to EST, at EST' s offices, all property and information, if any, held by Staples as a result of his employment with EST.

          6. Except for the failure of a party to perform his or its obligations under this Agreement, each of Staples and EST waives all rights he or it may have under California Civil Code section 1542. Section 1542 provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          7. By waiving the provisions of California Civil Code section 1542, each of Staples and EST hereby irrevocably and unconditionally releases and forever discharges the other, and each of its shareholders, directors, officers, employees (individually or in their representative capacities), representatives, heirs, and their successors and assigns, and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, whether in tort, contract, or otherwise, known or unknown, suspected or unsuspected (hereinafter referred to as "claim" or "claims") which Staples or EST, as the case may be, at any time heretofore has or claims to have against EST or Staples, respectively, regarding events that have occurred on or prior to the date of this Agreement, including, but not limited to any and all claims related to or in any manner incidental to Staples' s employment with EST, the cessation of Staples employment with EST, and any discrimination or harassment he may claim to have encountered in connection therewith,

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including, but not limited to, that under the Age Discrimination in Employment
Act of 1967 (29 U.S.C. Sections 621, et seq.), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act, the Staples Retirement Income security Act of 1974 (except any valid claim to recover vested benefits, if applicable), any applicable Executive Order program, and their state and local counterparts, including, without limitation, the California Fair Employment and Housing Act or any other federal, state or local law, rule, regulation, constitution or ordinance, or under any public policy or common law or arising under any practices or procedure of EST. For the avoidance of doubt, neither party is waiving any rights or claims he or it may have against the other party for breach of his or its, as the case may be, obligations under this Agreement.

          8. The parties understand the word "claims" to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically, but not exclusively, all claims against the other party and against any of the other party' s shareholders, directors, officers, employees (individually or in their representative capacities), representatives, heirs, and their successors and assigns, arising out of Staples' s employment with EST, the cessation of his employment with EST, and any discrimination or harassment he may claim to have encountered in connection with his employment with EST. All such claims (including related attorneys' fees and costs), other than those arising as a result of a breach (or alleged breach) of a party' s obligations under this Agreement, are forever barred by this Agreement without regard to whether those claims are based on any alleged breach of a duty arising in contract or tort; any alleged unlawful act, including, without limitation, employment discrimination; any other claim or cause of action; and regardless of the forum in which it might be brought.

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

          9. Staples understands and agrees that he has twenty-one (21) days within which to consider this Agreement before executing it, whether or not he has taken that time.

          10. Each of Staples and EST understands and agrees that he or it has been advised to consult with an attorney concerning the terms of this Agreement and that he or it, as the case may be, has done so to the extent that he or it, as the case may be, deems necessary.

          11. Each of Staples and EST understands and agrees that he or it, as the case may be, has carefully read and fully understands all of the provisions of this Agreement.

          12. Each of Staples and EST understands and agrees that he or it, as the case may be, is, through this Agreement, releasing the other party from any and all claims he or it, as the case may be, may have against the other party (other than claims arising as a result of the breach (or alleged breach) of this Agreement by the other party), that he or it, as the case may be, knowingly and voluntarily agrees to all of the terms set forth in this Agreement, and that he or it, as the case may be, knowingly and voluntarily intends to be legally bound by this Agreement.

          13. The parties have conducted such investigation of the facts underlying this Agreement and the terms of this Agreement as they see fit.

          14. Staples understands and agrees that he has a full seven (7) days following the execution of this Agreement to revoke this Agreement and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until the revocation period has expired. Staples' revocation shall be made by notifying the EST in writing of his decision to revoke. The revocation must be personally delivered to Teong Lim at EST's offices located at 1077 Business Center Circle, Newbury Park, California 91320.

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

          15. Staples understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Sections 621 et seq.) that may arise after the date of this Agreement is executed are not waived.

          16. This Agreement and compliance with this Agreement shall not be construed as an admission by either party of any liability whatsoever, or as an admission by either party that it violated the rights of the other, or any person, or violation of any order, law, statute, duty, or contract whatsoever against either party or any other person.

          17. From the Effective Time until the date that is nine (9) months after the Effective Time (such period, the "Promotion Term"), Staples shall spend one (1) hour per month promoting EST and its products (the "Promotion Services"). For providing the Promotion Services, Staples will be paid $100 per hour by check drawn on EST's corporate account. EST shall pay or reimburse Staples for reasonable business costs and expenses incurred by Staples (including reasonable travel expenses) while performing Promotion Services as specifically requested by EST pursuant to this Agreement, following receipt by EST of an invoice in reasonable detail and documentation of such costs and expenses; provided, however, that any such reimbursable costs and expenses to be incurred by Staples shall be in accordance with policies established by EST from time to time.

          18. In performing the Promotion Services, Staples and EST agree that Staples shall be an "independent contractor" (and Staples shall not be considered as having employee or agent status with respect to EST for any purpose) and shall not be entitled to participate in any employee benefit plans or arrangements or fringe benefit plans or programs or payroll practices maintained or contributed to by EST for its directors officers and/or employees. EST shall not supervise, control or direct the manner or means by which Staples performs the Promotion

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

Services, and Staples shall have no authority to act for or on behalf of EST or to contractually bind the EST without EST's prior written consent. Staples shall be solely responsible for payment of all Federal, state and local taxes arising out of Staples's performance of the Promotion Services, including by way of illustration but not limitation, Federal, state and local income taxes, social security taxes or social insurance obligations and any other taxes or business license fees required by applicable law. EST shall not carry workers' compensation insurance or any health or accident insurance to cover Staples nor pay any amounts on account of Staples for purposes of social security or social insurance, unemployment insurance, or Federal, state or local withholding and employment taxes, and, except for the COBRA Reimbursements, shall not provide any other contributions or benefits on account of the Staples which might be required or customary in connection with an employer employee relationship.

          19. Staples acknowledges that he has acquired, and will, acquire knowledge of information relating to the confidential affairs of EST, including, but not limited to, technical information, intellectual property, business and marketing plans, strategies, customer information, supplier information, sales representative information, distributor information, process material, methodologies, technical materials, manuals and strategic options and models (collectively, "Confidential Information"), provided that Confidential Information shall not include information that: (i) was in Staples' possession prior to his employment with EST (and its predecessor entities); (ii) is now, or hereafter becomes, through no act or failure to act on the part of Staples, generally known to the public; (iii) is rightfully obtained by Staples from a third party, without breach of any obligation of such third party to EST; or
(iv) is independently developed by Staples without use of or reference to such information. Staples agrees that during the Promotion Term, he (i) will hold inviolate, keep secret and will not divulge, transmit or

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

otherwise disclose the Confidential Information (except as legally compelled by court order, and then only to the extent required, after prompt notice to EST of any such order), directly or indirectly, without the prior written consent of EST, and (ii) will not use, directly or indirectly, any Confidential Information for the benefit of anyone other than EST.

          20. During the Promotion Term, Staples shall not take any action to disparage or criticize EST, its products or the employees, officers, directors, shareholders or customers of EST or to engage, directly or indirectly, in any other action that injures or hinders the business of EST, including, without limitation, the solicitation of employees, customers, suppliers, sales representatives or distributors of EST or its products. During the Promotion Term, EST shall not take any action to disparage or criticize Staples.

          21. In the event of the breach or threatened breach of paragraphs 19 and 20 of this Agreement by Staples, Staples acknowledges that EST would have no adequate remedy at law and, in the event of such breach, EST would be irreparably harmed and shall, therefore, be entitled to injunctions, both preliminary and final, enjoining and restraining such breach or threatened breach. Such remedies shall be in addition to all other remedies available at law, in equity or as provided below in paragraph 22.

          22. In the event that EST believes that Staples has breached his obligations under paragraphs 19 and 20 of this Agreement, EST shall provide Staples with written notice of such belief and shall specify the basis therefor. In the event EST delivers such a notice, one or more board members of EST and Staples shall meet in person at EST's offices within eight (8) business days of the mailing of such notice to discuss the contents of such notice and to provide Staples with an opportunity to refute EST's belief. If, after giving effect to such meeting, EST continues to believe that Staples has breached his obligations under paragraphs 19 and 20 of this Agreement and Staples continues to believe that he has not breached his obligations under paragraphs 19 and 20 of this

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

Agreement, then either party shall have the right to refer the matter to arbitration in Los Angeles, California before one arbitrator and arbitrated in accordance with the streamlined arbitration rules of the Judicial Arbitration and Mediation Service. In the event that Staples acknowledges the breach of his obligations under paragraphs 19 and 20 of this Agreement or such a finding is made by an arbitrator in the manner described above, EST shall have the right, but not the obligation, to terminate (i) the Promotion Term and (ii) further payments under this Agreement, and Staples shall promptly remit back to EST an amount equal to the sum of all amounts received by him from EST following the date of breach.

          23. This Agreement is non-exclusive, and in no way restricts Staples from performing other business activities during the Promotion Term; provided, however, that in doing so, Staples does not violate his agreements set forth in this Agreement.

          24. Each of Staples and EST represents and acknowledges that in executing this Agreement, he or it, as the case may be, does not rely and has not relied upon any representation or statement made by the other party or by any of the other party's shareholders, directors, officers, employees or representatives with regard to the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement.

          25. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and upon their respective heirs, administrators, representatives, executors, successors, and assigns. Staples expressly warrants that he has not and will not transfer to any person or entity any rights, causes of action, or claims released in this Agreement.

          26. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and

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

enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

          27. This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter hereof.

                                      * * *

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

          28. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

          PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.


Dated: March 8, 2007                              /s/ Edward J. Staples
                                                  ------------------------------
                                                   Dr. Ed Staples


Dated: March 8, 2007                          ELECTRONIC SENSOR TECHNOLOGY, INC.


                                              By: /s/ Philip Yee
                                                  ------------------------------
                                              Its: Chief Financial Officer

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